Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2022 relating to the financial statements of Vyant Bio, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Vyant Bio, Inc. and subsidiaries for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

April 29, 2022